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                                                                      EXHIBIT 10

                             JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of the statement to which this Exhibit is attached on behalf of each of them in the capacities set forth below.

Dated November 22, 2002


CAPITAL INTERNATIONAL ASIA CDPQ INC.

By:  /s/  Ginette Depelteau
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     Name:  Ginette Depelteau
     Title: Secretary

CAPITAL INTERNATIONAL CDPQ INC.,
as sole shareholder of Capital International Asia CDPQ Inc.

By:  /s/  Ginette Depelteau
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     Name:  Ginette Depelteau
     Title: Secretary

CAISSE DE DEPOT ET PLACEMENT DU QUEBEC,
as sole shareholder of Capital International CDPQ Inc.

By:  /s/  Ginette Depelteau
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     Name:  Ginette Depelteau
     Title: Vice President and Corporate Secretary
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QUILVEST ASIAN EQUITY LTD.


By:  /s/  Bruno Paul Yves Ghislain Seghin
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     Name:  Bruno Paul Yves Ghislain Seghin
     Title: Director

QUILVEST OVERSEAS LTD., as sole shareholder of Quilvest Asian Equity Ltd.


By:  /s/  Christian Baillet
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     Name:  Christian Baillet
     Title: Director, President

QUILVEST S.A., as sole shareholder of Quilvest Overseas Ltd.


By:  /s/  Christian Baillet
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     Name:  Christian Baillet
     Title: Chief Executive Officer

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